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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated August 31, 2010, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of Accuray Incorporated on Form 10-K for the year ended June 30, 2010. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Accuray Incorporated on Form S-8 (File No. 333-166606, effective May 6, 2010, File No. 333-157120, effective February 5, 2009 and File No. 333-141194, File No. 333-141195 and File No. 333-141197, effective March 9, 2007).

/s/ GRANT THORNTON LLP

San Francisco, California
August 31, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM